UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 9, 2022

EPAM SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-35418	22-3536104
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

41 University Drive	Suite 202	18940
Newtown	Pennsylvania
(Address of principal executive offices)		(Zip Code)

267-759-9000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Common Stock, par value $0.001 per share	EPAM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 9, 2022, the Board of Directors (“Board”) of EPAM Systems, Inc. (the “Company”) amended and restated the Company’s bylaws. The amendments and restatements to the bylaws include a new Section 2.11, which permits a stockholder, or a group of up to 20 stockholders, owning 3% or more of the Company’s outstanding common stock continuously for at least three years, to nominate and include in the Company’s proxy materials director candidates constituting up to the greater of two nominees or 20% of the Board, provided that the stockholder(s) and director candidate(s) satisfy the requirements specified in the bylaws.

The summary description of the changes to the bylaws is not complete and is qualified in its entirety by reference to the full text of the bylaws, a copy of which is filed herewith as Exhibit 3.2 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits
3.2 Amended and Restated Bylaws dated as of February 9, 2022
101 Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.
104 The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPAM SYSTEMS, INC.

Date: February 11, 2022	By:	/s/ Edward F. Rockwell
Name: Edward F. Rockwell
Title: SVP, General Counsel and Corporate Secretary